Filed pursuant to Rule 424(b)(3)

Registration No. 333-271734

PROSPECTUS

GAN Limited

1,250,000 Ordinary Shares

Offered by the Selling Shareholder

This prospectus relates to the resale from time to time of up to 1,250,000 ordinary shares of GAN Limited (the “Company”) of par value $0.01 per share (“Ordinary Shares”) by Ainsworth Game Technology Inc. (“AGT”, or the “Selling Shareholder”), including its pledgees, assignees, donees, transferees or their respective successors-in-interest. The Selling Shareholder acquired these shares from us pursuant to an Amended and Restated Integration and Content Distribution Agreement, dated as of March 29, 2023 (the “Commercial Agreement”), by and among us, GAN Nevada, Inc., a Nevada corporation (“GAN Nevada”), AGT and the Company. We will not receive any proceeds from the sale of the shares by the Selling Shareholder pursuant to this prospectus.

The Selling Shareholder will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of these Ordinary Shares.

The Selling Shareholder identified in this prospectus, or its pledgees, assignees, donees, transferees or its respective successors-in-interest, may offer the shares from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The shares may be sold at fixed prices, at prevailing market prices, at prices related to prevailing market prices or at negotiated prices.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our Ordinary Shares are traded on The Nasdaq Capital Market LLC (“Nasdaq”) under the symbol “GAN.” On May 4, 2023, the last reported closing sale price of our Ordinary Shares on Nasdaq was $1.49 per share. You are urged to obtain current market quotations for our Ordinary Shares.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and, as such, have elected to comply with certain reduced public company disclosure requirements for this prospectus and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company.”

Investing in our Ordinary Shares involves a high degree of risk. See “Risk Factors” beginning on page 2 of this prospectus and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 2, 2023

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission. It omits some of the information contained in the registration statement and reference is made to the registration statement for further information with regard to us and the securities being offered by the Selling Shareholder. You should review the information and exhibits in the registration statement for further information about us and the securities being offered hereby. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to the filings. You should review the complete document to evaluate these statements.

Neither we, nor the Selling Shareholder, has authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. The Selling Shareholder is offering to sell, and seeking offers to buy, Ordinary Shares only in jurisdictions where it is lawful to do so. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any shares other than the registered shares to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus and the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

As used in this prospectus, unless otherwise indicated, the terms “we,” “us,” “our” “the Company” and “GAN” refer to GAN Limited, a Bermuda exempted company limited by shares, and its subsidiaries.

Business Overview

GAN Limited is a Bermuda exempted holding company incorporated in Bermuda which does not carry on any commercial operations. Through its subsidiaries, there are two lines of business. GAN Limited’s subsidiaries operate a business-to-business (“B2B”) supplier of enterprise Software-as-a-Service (“SaaS”) solutions for online casino gaming, commonly referred to as iGaming, and online sports betting applications. Beginning with our acquisition of Coolbet in January 2021, through GAN Limited’s subsidiaries we are also a business-to-consumer (“B2C”) developer and operator of an online sports betting and casino platform, which offers individuals located in select markets in Northern Europe, Latin America and Canada access to a digital portal for engaging in sports betting, online casino games and poker.

Through GAN Limited’s subsidiaries in our B2B segment, we feature our technology platform, which we market as the GameSTACK™ internet gaming platform (“GameSTACK”). The B2B segment develops, markets and sells instances of GameSTACK, GAN Sports, and iSight Back Office technology that incorporates comprehensive player registration, account funding and back-office accounting and management tools that enable casino operators to efficiently, confidently and effectively extend their online presence. GAN Sports, our newest product offering following the acquisition of Coolbet, launched in September 2022 and aims to provide a best-in-class B2B sports betting product in the U.S. and Canada through self-service kiosks on-premises at land-based casinos as well as mobile versions. Our GameSTACK platform and related support services are geared towards casino operators, with an emphasis on land-based commercial and tribal casinos in the United States, although we have deployed our platform in other geographies, such as the United Kingdom, Italy, Australia, and Canada. We also market our platform to gaming partners, such as online sportsbooks and gaming content developers, who provide us with an indirect channel into casino operators. This segment is primarily focused on enabling the U.S. casino industry’s ongoing digital transformation, which is accelerating following the repeal of a federal ban on sports betting in May 2018. Our customers rely on our platform to run their online casinos and sportsbooks legally, profitably and with engaging content. GameSTACK and GAN Sports enables us to offer a turnkey technology solution for regulated real money internet gambling (“real money iGaming” or “RMiG”), online sports betting, as well as (“simulated gaming” or “SIM”).

In our B2C segment, through GAN Limited’s subsidiaries we operate a B2C casino and sports betting platform doing business as “Coolbet” that is accessible for gambling through the website www.coolbet.com in markets across Northern Europe, Latin America and Canada with over 1.2 million registered customers as of December 31, 2022. Coolbet holds gambling licenses in Estonia, Malta, Sweden, Canada, and Mexico. The majority of Coolbet’s website traffic comes from mobile customers and each region features customized interfaces with localized product offerings and local language support teams. In 2022, our B2C revenue was generated from online casino games, online sports betting and online peer-to-peer poker, which comprised 54%, 43% and 3% of total revenue, respectively. B2C revenue increased 11.3% from $78.6 million in 2021 to $87.5 million in 2022. In addition to providing complementary technology to our B2B segment, we believe our B2C segment provides diversification of revenue streams and growth opportunities in international markets.

Corporate Information

Our executive offices are located at 400 Spectrum Center Drive, Suite 1900, Irvine, California 92618 and our telephone number at that address is (833) 565-0550. Our corporate website is www.gan.com and we maintain an investor relations website at investors.gan.com. Information contained on any of our websites or that can be accessed through our websites are not incorporated by reference in, and do not constitute a part of, this prospectus.

Listing

Our Ordinary Shares are currently listed on the Nasdaq Capital Market, under the symbol “GAN.”

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THE OFFERING

Ordinary Shares offered by the Selling Shareholder	1,250,000 of our Ordinary Shares
Use of Proceeds	We will not receive any proceeds from the sale of shares in this offering
Risk Factors	You should read the “Risk Factors” section on page 2 of this prospectus for a discussion of factors to consider carefully before deciding to invest in our Ordinary Shares.
Nasdaq Capital Market Symbol	GAN

RISK FACTORS

Investing in our Ordinary Shares involves a high degree of risk. Before you decide to invest in our Ordinary Shares, you should carefully consider the risks described in the section captioned “Risk Factors” in our most recent Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission (the “SEC”), from time to time, which are incorporated by reference herein in their entirety, together with the other information in this prospectus and documents incorporated by reference in this prospectus. The risks described in our most recent Annual Report on Form 10-K and the other filings incorporated by reference herein are not the only ones facing our company. Additional risks and uncertainties may also impair our business operations. If any of the risks described in our most recent Annual Report on Form 10-K and the other filings incorporated by reference herein occurs, our business, financial condition, results of operations and future growth prospects could be harmed. In these circumstances, the market price of our Ordinary Shares could decline, and you may lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”). Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “anticipates,” “could,” “should,” “will,” “would,” “may,” “potential,” “contemplates,” “estimates,” “plans,” “projects,” “predicts,” “targets,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” and similar words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, and in particular those factors included in the sections entitled “Risk Factors” in this prospectus and our most recent Annual Report on Form 10-K, which is on file with the SEC and incorporated herein by reference.

Because the factors referred to in the preceding paragraph could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements we make, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein or therein by reference as described under the section titled “Incorporation of Certain Information by Reference,” and with the understanding that our actual future results may materially differ from what we expect.

Except as required by law, forward-looking statements speak only as of the date they are made, and we assume no obligation to update any forward-looking statements publicly, or to update the reasons why actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available.

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USE OF PROCEEDS

We are filing the registration statement of which this prospectus forms a part to permit the holders of our Ordinary Shares described in the section entitled “Selling Shareholder” to resell such shares. We are not selling any securities under this prospectus and we will not receive any proceeds from the sale or other disposition of our Ordinary Shares held by the Selling Shareholder.

The Selling Shareholder will pay any underwriting discounts and commissions and expenses incurred by the Selling Shareholder for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Shareholder in disposing of these shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

DESCRIPTION OF ORDINARY SHARES

The following description of our share capital summarizes certain provisions of our memorandum of association and our bye-laws. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our memorandum of association and bye-laws.

Our authorized share capital consists of $1.0 million divided into 100,000,000 ordinary shares, par value $0.01 per share. As of April 25, 2023, there were 44,450,841 ordinary shares outstanding. Pursuant to our bye-laws, subject to the requirements of any stock exchange on which our shares are listed and to any resolution of the shareholders to the contrary, our Board of Directors is authorized to issue any of our authorized but unissued shares.

Ordinary Shares

Holders of ordinary shares have no pre-emptive rights under the Bermuda Companies Act, or under the bye-laws. In addition, the ordinary shares have no right to redemption, conversion or sinking fund rights. Holders of ordinary shares are entitled to one vote per share on all matters submitted to a vote of holders of ordinary shares. Unless a different majority is required by Bermuda law or by our bye-laws, resolutions to be approved by holders of ordinary shares require approval by a simple majority of votes cast at a meeting at which a quorum is present. In the event of our liquidation, dissolution or winding up, the holders of ordinary shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities.

Ownership Restrictions and Compliance with Gaming Laws

There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold or vote our shares (for exchange control purposes, provided our shares remain listed on an appointed stock exchange, which includes The Nasdaq Capital Market).

Our bye-laws include certain provisions to ensure that we comply with applicable gaming laws affecting GAN Limited and our subsidiaries. We are prohibited from carrying on any Gaming or Gaming Activities (as such terms are defined in our bye-laws) itself. Any person who owns or controls our ordinary shares consents to any background investigation that may be required by applicable gaming authorities, and may be required to provide information, respond to written inquires, and submit an application to any relevant gaming authorities with jurisdiction over the operations of the Company’s subsidiaries. Any person holding or controlling more than five percent (5%) or more of our ordinary shares has to notify of their position.

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Any person found unsuitable by a gaming authority or our Board of Directors may not hold our ordinary shares. Our bye-laws provide, among other things, that our Board of Directors has the right to investigate and provide notice to a shareholder that they are unsuitable to hold our ordinary shares and must dispose of them. If the shareholder does not dispose of the ordinary shares voluntarily, the Board of Directors has the right to cause a forced sale of the ordinary shares held by an unsuitable person. The sale would be conducted by a third party agent designated by us and the shares of the unsuitable person may be sold to us or a third party in market or private transactions.

Dividends and Other Distributions

Under Bermuda law, a company may not declare or pay dividends, or make a distribution out of contributed surplus, if there are reasonable grounds for believing either that (i) the company is, or would after the payment be, unable to pay its liabilities as they become due; or (ii) the realizable value of its assets would thereby be less than its liabilities. Share premium accounts may be reduced in certain limited circumstances. There are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends and/or make distributions to U.S. residents who are holders of our ordinary shares.

Variation of Rights

Subject to the special rights for the time being attached to any class of shares, if at any time we have more than one class of issued shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (1) with the consent in writing of the holders of three-fourths in nominal value of the issued shares of that class; or (2) with the sanction of a resolution passed by the holders of a majority of not less than three-fourths in nominal value of shares as voted (in person or by proxy) at a separate general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons is present holding at least one-third in nominal value of the issued shares of the class (excluding any shares held as treasury shares).

Shareholder Meetings

Under our bye-laws, annual shareholder meetings will be held at a time and place selected by our Board of Directors. The meetings may be held in or outside of Bermuda. Bermuda law also requires that shareholders be given at least five days’ advance notice of a general meeting, but the accidental omission to give notice to any person does not invalidate the proceedings at a meeting. Our bye-laws provide that shareholders be given at least twenty-one clear days’ notice in advance of an annual general meeting and fourteen clear days’ notice in advance of a special general meeting. Bermuda law provides that a special general meeting of shareholders may be called by the Board of Directors of a company and must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote at general meetings. Our bye-laws provide that the Board of Directors may convene a special general meeting whenever in their judgment such meeting is necessary and that the Board of Directors must call a special general meeting upon the request of shareholders holding not less than 10% of the paid-up capital of the Company carrying the right to vote at a general meeting.

Anti-Takeover Provisions

The following is a summary of the provisions of our bye-laws that may be deemed to have an anti-takeover effect:

Election and Removal of Directors

Our bye-laws do not permit cumulative voting in the election of directors. Our bye-laws require shareholders wishing to propose a person for election as a director (other than persons proposed by our Board of Directors) to give advance written notice of nominations for the election of directors. Our bye-laws also provide that our directors may be removed only upon the affirmative vote of the holders of a majority of the ordinary shares voted in person or by proxy at a duly authorized meeting of shareholders called for that purpose, provided that notice of such meeting is served on such director at least 14 days before the meeting and at such meeting the director shall be entitled to be heard on the motion for such removal. These provisions may discourage, delay or prevent the removal of our incumbent directors. Our bye-laws also provide for the election of directors to be staggered into three classes, of equal number or as close in number as reasonably possible. Each class of directors are elected for a three-year term until their successors are appointed or they are re-elected at the corresponding annual general meeting.

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Limited Actions by Shareholders

Subject to certain rights set out in the Bermuda Companies Act, our bye-laws provide that shareholders are required to give advance notice to us of any business to be introduced by a shareholder at any annual general meeting. The advance notice provisions provide that, for business to be properly introduced by a shareholder when such business is not specified in the notice of meeting or brought by or at the direction of our Board of Directors, the shareholder must have given our secretary notice not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual general meeting of the shareholders. In the event the annual general meeting is called for a date that is not within 30 days before or after such anniversary date, the shareholder must give our secretary notice not later than 10 days following the earlier of the date on which notice of the annual general meeting was given to the shareholders or the date on which public disclosure of the annual general meeting was made. The chairman of the meeting may, if the facts warrant, determine and declare that any business was not properly brought before such meeting and such business will not be transacted.

Registrar, Transfer Agent and Securities Depository

A register of holders of the ordinary shares is maintained by Walkers Corporate (Bermuda) Limited in Bermuda, and Continental Stock Transfer and Trust Company serves as the transfer agent and registrar and maintains a branch register of holders of our ordinary shares.

The Depository Trust Company (“DTC”), New York, NY, acts as securities depository for our ordinary shares.

Certain Provisions of Bermuda Law

We have been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. This designation allows us to engage in transactions in currencies other than the Bermuda dollar, and there are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends and/or distributions to United States residents who are holders of our ordinary shares.

The Bermuda Monetary Authority has given its general permission for exchange control purposes for the issue and free transferability of all of our ordinary shares to and between persons resident and non-resident of Bermuda, provided our shares remain listed on an appointed stock exchange, which includes The Nasdaq Capital Market. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving such consent or permissions, the Bermuda Monetary Authority shall not be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus.

In accordance with Bermuda law, our ordinary shares may be issued in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity (for example as a trustee), registration may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, with respect to any trust, we are not bound to investigate or see to the execution of any such trust, and we will take no notice of any trust applicable to any of our shares, whether or not we have been notified of such trust.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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TRANSACTION WITH AGT

On March 29, 2023, we entered into an Amended and Restated Integration and Content Distribution Agreement (the “Commercial Agreement”) with GAN Nevada and AGT, a third-party gaming content provider. The Commercial Agreement superseded and replaced the original agreement entered into in May 2021 and a restated agreement entered into in April 2022. The Commercial Agreement provides the Company with exclusive rights to use and distribute certain online gaming content and also provides a right to lease remote gaming services, possession of certain software and service arrangements from AGT. The Commercial Agreement also provides for a reduction in the fixed fees payable under the arrangement by $15 million. As additional consideration for AGT’s entering in the Commercial Agreement and a related Interactive Game License, we agreed to issue 1,250,000 of our Ordinary Shares to AGT within five days of March 29, 2023. To receive the Ordinary Shares, AGT executed a Subscription Agreement. The Commercial Agreement terminates on March 31, 2024.

SELLING SHAREHOLDER

We have prepared this prospectus to allow the Selling Shareholder to offer and sell from time to time up to 1,250,000 Ordinary Shares for their own account. We are registering the offer and sale of the shares beneficially owned by the Selling Shareholder to satisfy certain registration obligations set forth in the Commercial Agreement. Pursuant to the terms and conditions of the Commercial Agreement, we have agreed to use our best efforts to register the Ordinary Shares held by the Selling Shareholder with the SEC on Form S-3 (or some other form available to us) and cause such registration statement to be declared effective as soon as possible, but in no case later than June 30, 2023. We issued the shares to the Selling Shareholder pursuant to an exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof and Regulation D promulgated thereunder. In connection with such issuance, the Selling Shareholder represented that it was an “accredited investor,” as such term is defined in Rule 501 of Regulation D. The Selling Shareholder also represented that it was acquiring the Ordinary Shares for its own account and not on behalf of any other person and not with a view to any resale, distribution or other disposition of the shares in violation of the Securities Act or any other applicable securities laws.

The following table sets forth as of April 25, 2023: (1) the name of the Selling Shareholder for whom we are registering our Ordinary Shares under the registration statement of which this prospects forms a part; (2) the number of our Ordinary Shares beneficially owned by the Selling Shareholder prior to the offering, determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (3) the number of our Ordinary Shares that may be offered by the Selling Shareholder under this prospectus; and (4) the number of our Ordinary Shares to be owned by the Selling Shareholder after completion of this offering. The table assumes that the Selling Shareholder will sell all of the shares offered by it in this offering. However, we are unable to determine the exact number of shares that actually will be sold or when or if these sales will occur. We will not receive any of the proceeds from the sale of the shares offered under this prospectus. The amounts and information set forth below are based upon information provided to us by the Selling Shareholder or its representative, or on our records, as of April 25, 2023. The percentage of beneficial ownership for the following table is based on 44,450,841 of our Ordinary Shares outstanding as of April 25, 2023.

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To our knowledge, the Selling Shareholder has sole voting and investment power with respect to all our Ordinary Shares shown in the table to be beneficially owned by such person. The Selling Shareholder does not hold any position, office or other material relationship with us or any of our predecessors or affiliates within the past three years. In addition, based on information provided to us, the Selling Shareholder is not an affiliate of broker-dealers, if any, did not purchased the shares of our Ordinary Shares outside the ordinary course of business or, at the time of their acquisition of such shares, had any agreements, understandings or arrangements with any other persons, directly or indirectly, to dispose of the shares. Information concerning the Selling Shareholder may change from time to time, and any changed information will be set forth in supplements to this prospectus to the extent required. As used in this prospectus, the term “Selling Shareholder” includes the Selling Shareholder listed in the table below and any of their transferees, pledgees, distributees, donees and successors.

	Number of Ordinary Shares Owned Prior to	Number of Ordinary Shares Being	Number of Ordinary Shares Owned After Offering(3)
Name of Selling Shareholder	Offering(1)	Offered(2)	Number	Percent
Ainsworth Game Technology Inc. (4)	1,250,000	1,250,000	—	—

(1)	This table and the information in the notes below are based upon information supplied by the Selling Shareholder and are based on Ordinary Shares outstanding as of April 25, 2023. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Act, and includes any shares as to which the Selling Shareholder has sole or shared voting power or investment power, and also any shares which the Selling Shareholder has the right to acquire within 60 days of the date hereof, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the Selling Shareholder that it is a direct or indirect beneficial owner of those shares.

(2)	Pursuant to the terms and conditions of the Commercial Agreement, we are required to register all of the shares issued to the Selling Shareholder pursuant to the Commercial Agreement.

(3)	We do not know when or in what amounts a Selling Shareholder may offer shares for sale. The Selling Shareholder might not sell any or might sell all of the shares offered by this prospectus. Because the Selling Shareholder may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the Selling Shareholder after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the Selling Shareholder.

(4)	The shares reported under “Number of Ordinary Shares Owned Prior to Offering” consist of 1,250,000 Ordinary Shares held by Ainsworth Game Technology Inc. The address of Ainsworth Game Technology Inc. is 5800 Rafael Rivera Way, Las Vegas, Nevada 89118.

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PLAN OF DISTRIBUTION

We are registering the Ordinary Shares held by the Selling Shareholder to be sold from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Shareholder of Ordinary Shares.

The Selling Shareholder may sell all or a portion of the Ordinary Shares beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Ordinary Shares are sold through underwriters or broker-dealers, the Selling Shareholder will be responsible for underwriting discounts or commissions or agent’s commissions. The Ordinary Shares may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The Selling Shareholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
●	broker-dealers may agree with the Selling Shareholder to sell a specified number of such shares at a stipulated price per share;
●	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

The Selling Shareholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the Selling Shareholder may arrange for other broker-dealers to participate in sales. If the Selling Shareholder effect such transactions by selling Ordinary Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholder or commissions from purchasers of the Ordinary Shares for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.01.

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In connection with sale of the Ordinary Shares or otherwise, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Ordinary Shares in the course of hedging in positions they assume. The Selling Shareholder may also sell the Ordinary Shares short and if such short sale shall take place after the date that this registration statement is declared effective by the Commission, the Selling Shareholder may deliver shares of Ordinary Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Shareholder may also loan or pledge the Ordinary Shares to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the Selling Shareholder has been advised that it may not use shares registered on this registration statement to cover short sales of our Ordinary Shares made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

The Selling Shareholder may, from time to time, pledge or grant a security interest in some or all of the Ordinary Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Ordinary Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Shareholder to include the pledgees, transferees or other successors in interest as Selling Shareholder under this prospectus. The Selling Shareholder also may transfer and donate the Ordinary Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Shareholder and any broker-dealer or agent participating in the distribution of our Ordinary Shares may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. If the Selling Shareholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, the Selling Shareholder will be subject to the applicable prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

The Selling Shareholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Ordinary Shares. Upon our being notified in writing by the Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of Ordinary Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of the Selling Shareholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the Ordinary Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

Under the securities laws of some states, the Ordinary Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Ordinary Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Shareholder will sell any or all of the Ordinary Shares registered pursuant to the registration statement of which this prospectus forms a part.

The Selling Shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Ordinary Shares by the Selling Shareholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Ordinary Shares to engage in market-making activities with respect to the Ordinary Shares. All of the foregoing may affect the marketability of the Ordinary Shares and the ability of any person or entity to engage in market-making activities with respect to the Ordinary Shares.

We will pay all expenses of the registration of the Ordinary Shares, including, without limitation, SEC filing fees; provided, however, that the Selling Shareholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Walkers (Bermuda) Limited. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-1 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. We file reports, proxy statements and other information with the SEC in accordance with the Exchange Act. You may read and copy our reports, proxy statements and other information filed with the SEC on the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” certain documents and information that we have filed with the SEC into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on April 14, 2023;

●	the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 from our proxy statement for the annual meeting of shareholders held on June 13, 2023, filed with the SEC on April 28, 2023;

●	our Current Reports on Form 8-K filed with the SEC on January 4, 2023, January 6, 2023, March 15, 2023, and April 19, 2023; and

●	the description of our Ordinary Shares initially filed with the SEC on December 7, 2020, as amended from time to time, and to Exhibit 3.1, Exhibit 3.2, Exhibit 4.1 and Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on April 14, 2023.

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All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or document that is not deemed filed under such provisions, (i) on or after the date of filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (ii) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K.

These documents may also be accessed on our website at www.gan.com. Information contained in, or accessible through, our website is not a part of this prospectus. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and information regarding issuers that file electronically with the SEC.

We will provide without charge to each person, including any beneficial owners, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all reports or documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus, excluding exhibits to those reports or documents unless they are specifically incorporated by reference into those documents. You may request a copy of these documents by writing or telephoning us at the following address:

GAN Limited

400 Spectrum Center Drive

Suite 1900

Irvine, CA 92618

(833) 565-0550

rshore@GAN.com

http://investors.gan.com

Attention: Corporate Secretary

Any statements contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus (or in any other subsequently filed document which also is incorporated by reference in this prospectus) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded.

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